UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2025
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)    On May 20, 2025, Conduent Incorporated (the Registrant) held its Annual Meeting of Shareholders.
(b)    Shareholders voted on the matters set forth below as follows:
1.Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Harsha Agadi	107,788,636	1,896,987	117,320	24,037,509
Kathy Higgins Victor	106,248,492	3,486,330	68,121	24,037,509
Scott Letier	106,116,061	3,302,380	384,502	24,037,509
Margarita Paláu-Hernández	107,037,401	2,685,437	80,105	24,037,509
Clifford Skelton	107,955,874	1,783,411	63,658	24,037,509
2.Ratification of selection of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for 2025. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
132,140,428	1,498,851	201,173	—
3. Approval, on an advisory basis, of the 2024 compensation of the Registrant’s Named Executive Officers, as disclosed in the Registrant’s 2025 Proxy Statement. The 2024 compensation of the Registrant’s Named Executive Officers, as disclosed in the Registrant’s 2025 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
103,950,593	5,406,194	446,155	24,037,509
(c)    Not Applicable.
(d)    Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: May 20, 2025

CONDUENT INCORPORATED

By:	/s/ MICHAEL FISHERMAN
Michael Fisherman
Assistant Secretary